As filed with the Securities and Exchange Commission on December 29, 2017

Registration No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICRONET ENERTEC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0016420
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

28 West Grand Avenue, Suite 3, Montvale, NJ 07645

(Address of Principal Executive Offices)

Micronet Enertec Technologies, Inc. 2012 Stock Incentive Plan

(Full title of the plan)

David Lucatz

President and Chief Executive Officer

Micronet Enertec Technologies, Inc.

28 West Grand Avenue, Suite 3

Montvale, NJ 07645

201-225-0190

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Oded Har-Even, Esq.

Howard E. Berkenblit, Esq.

Zysman, Aharoni, Gayer and

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Telephone: (212) 660-3000

Facsimilie: (212) 660-3001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Shares of common stock, $0.001 par value per share (3)	2,000,000	$1.08	$2,160,000	$268.92

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	The fee is based on the number of shares of common stock which may be issued under the plan this registration statement relates to and is estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales price of the Company’s common stock as reported on the Nasdaq Capital Market on December 28, 2017.

(3)	Represents shares of common stock issuable upon awards to be granted pursuant to the Micronet Enertec Technologies, Inc. 2012 Stock Incentive Plan (the “2012 Plan”).

Explanatory note

On October 31, 2014, Micronet Enertec Technologies, Inc. (the “Company”) filed a Registration Statement on Form S-8 (File No. 333-199752) (the “Original Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register an aggregate of 750,000 shares of the Company’s common stock that may be issued pursuant to the Company’s 2012 Plan. On November 20, 2015, the Company filed a Registration Statement on Form S-8 (File No. 333-208126) (the “Second Registration Statement”) with the Commission to register an additional 250,000 shares of the Company’s common stock as a result of an increase in the number of shares of common stock issuable pursuant to the 2012 Plan.

On November 15, 2017, the Company’s stockholders approved an amendment to the 2012 Plan increasing the number of shares authorized for issuance under the 2012 Plan by 2,000,000 shares from 1,000,000 to 3,000,000. The Company is filing this Registration Statement on Form S-8 to register an additional 2,000,000 shares of the Company’s common stock which may be issued in connection with securities awards which may hereafter be granted under the 2012 Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement and the Second Registration Statement are incorporated herein by reference, except for Item 3 and Item 8 of Part II of the Original Registration Statement and the Second Registration Statement, which are being updated by this registration statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Commission on March 31, 2017;

(b)

The Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, as filed with the SEC on May 22, 2017, August 16, 2017 and November 20, 2017, respectively;

(c)	The Company’s Current Reports on Form 8-K, as filed with the Commission on January 10, 2017, January 18, 2017, January 24, 2017, February 28, 2017, March 30, 2017, June 9, 2017, August 25, 2017, September 1, 2017, October 3, 2017, November 16, 2017 and November 24, 2017; and

(d)	The description of the Company’s common stock contained in its Registration Statement on Form 8-A filed with the Commission on March 27, 2013, including any amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

4.1	Composite Copy of the Certificate of Incorporation of the Company, as amended to date (Incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8 (File No. 333-199752), filed with the Securities and Exchange Commission on October 31, 2014).

4.2	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.5 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on March 18, 2013).

5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.

23.1	Consent of Ziv Haft, BDO member firm.

23.2	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	The Company’s 2012 Stock Incentive Plan (Incorporated by reference to Exhibit A to the Company’s Proxy Statement on Schedule 14A (File No. 001-35850) filed with the Securities and Exchange Commission on September 10, 2015).

99.2	The Company’s Amendment to the 2012 Stock Incentive Plan (Incorporated by reference to Exhibit B to the Company’s Proxy Statement on Schedule 14A filed with the Commission on October 10, 2017).

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Exhibit Index

4.1	Composite Copy of the Certificate of Incorporation of the Company, as amended to date (Incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8 (File No. 333-199752), filed with the Securities and Exchange Commission on October 31, 2014).

4.2	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.5 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on March 18, 2013).

5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.

23.1	Consent of Ziv Haft, BDO member firm.

23.2	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	The Company’s 2012 Stock Incentive Plan (Incorporated by reference to Exhibit A to the Company’s Proxy Statement on Schedule 14A (File No. 001-35850) filed with the Securities and Exchange Commission on September 10, 2015).

99.2	The Company’s Amendment to the 2012 Stock Incentive Plan (Incorporated by reference to Exhibit B to the Company’s Proxy Statement on Schedule 14A filed with the Commission on October 10, 2017).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Montvale, New Jersey on the 29 day of December, 2017.

MICRONET ENERTEC TECHNOLOGIES, INC.

By:	/s/ David Lucatz
Name: David Lucatz
Title: President, Chief Executive Officer and Chairman of the Board

power of attorney and signatures

We, the undersigned officers and directors of Micronet Enertec Technologies, Inc., hereby severally constitute and appoint David Lucatz and Tali Dinar, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ David Lucatz	President, Chief Executive Officer and	December 29, 2017
David Lucatz	Chairman of the Board (principal executive officer)

/s/ Tali Dinar	Chief Financial Officer	December 29, 2017
Tali Dinar	(principal financial officer)

/s/ Jeffrey P. Bialos	Director	December 29, 2017
Jeffrey P. Bialos

/s/ Miki Balin	Director	December 29, 2017
Miki Balin

/s/ Chezy (Yehezkel) Ofir	Director	December 29, 2017
Chezy (Yehezkel) Ofir

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